UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2001

eVISION USA.COM, INC.
(Exact name of registrant as specified in its charter)

                                                                   Colorado                                                                                                      45-0411501
                                                 (State or other jurisdiction of                                                                   (IRS Employer Identification No.)
                                                  incorporation or organization)

0-17637
(Commission File Number)

1888 Sherman Street, Suite 500, Denver, CO       80203
(Address of principal executive offices)           (Zip Code)

(303) 894-7971
(Registrant’s telephone number, including area code)

Item 5. Other Events.

Robert Jeffers, Jr., Jeffrey M. Busch and Kwok Jen Fong have resigned as directors of eVision USA.Com, Inc. (the Company). The resignations of Mr. Jeffers, Jr. and Mr. Busch, presented to the Company December 17, 2001, are effective as of November 14, 2001. Mr. Fong’s resignation was effective as of January 4, 2002. The resignations were a result of the discontinuance of the Company’s Directors and Officers Liability insurance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                            eVISION USA.COM, INC.

Dated: January 8, 2002                                     By:  /s/ Tony T.W. Chan
                                                                                    Tony T.W. Chan,
                                                                                    Chief Operating Officer